UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 30, 2012

ARQULE, INC.
(Exact Name of Issuer as Specified in Charter)

Delaware	000-21429	04-3221586
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

19 Presidential Way
Woburn, MA

(Address of principal executive offices)

01801

(Zip code)

(781) 994-0300

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01 Other Events.

   ArQule, Inc. (“ArQule” or the “Registrant”) reports that Hakko Kirin Co., Ltd. (“Kyowa”), which has licensed from ArQule exclusive development rights to tivantinib in Japan and certain parts of Asia, has today issued a press release related to the discontinuation of its ongoing Phase 3 ATTENTION (Asian Trial of Tivantinib plus Erlotinib for NSCLC without EGFR Mutation) trial based on a recommendation by the trial’s Safety Review Committee.  This study is a randomized, double-blinded trial comparing tivantinib and erlotinib to placebo and erlotinib.

    Complete data from the ATTENTION trial are expected in the second half of 2013.  ArQule will discuss the further conduct of this trial at its previously announced third quarter fiscal 2012 conference call, scheduled for November 1, 2012 at 9:00 a.m. eastern time.  Conference call-in information is as follows:

Conference Call Dial-In Numbers

Domestic:	(877) 868-1831
International:	(914) 495-8595
Webcast:	http://www.ArQule.com

    A replay of the conference call will be available beginning approximately two hours after its completion for seven days and can be accessed by dialing toll-free 1-855-859-2056 and 1-404-537-3406 from outside the U.S.  For archived calls, the access code is 53861797.

Forward Looking Statements

    This Form 8-K contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are generally identified by the words “will,” “expects,” “anticipates,” “believes,” “estimates” or similar expressions.  These forward-looking statements reflect management’s view of future events and are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond our control, and could cause actual results to differ materially from those expressed or implied in these forward-looking statements.  Factors that could cause actual results to differ from such statements include, but are not limited to: an adverse decision or decisions following a review of additional safety information, or findings regarding a clinical benefit that are inconsistent with those of recent trials.  The forward- looking statements contained herein represent management’s judgment of ArQule as of the date hereof.  We disclaim any intent or obligation to update any forward-looking statement except to the extent required by law.

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SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARQULE, INC.
(Registrant)

/s/ Peter S. Lawrence
Peter S. Lawrence
President and Chief Operating Officer

October 30, 2012

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